Exhibit 99.1

Monotype Imaging Announces Fourth Quarter and Full Year 2008 Results

Company Reports Strong Profitability and Cash Flow

WOBURN, Mass.--(BUSINESS WIRE)--March 3, 2009--Monotype Imaging Holdings Inc. (Nasdaq: TYPE), a leading global provider of text imaging solutions, today announced financial results for the fourth quarter and full year ended Dec. 31, 2008.

Fourth quarter and full year 2008 highlights:

  Fourth quarter revenue was $27.4 million, a one percent decline year-over-year. Full year 2008 revenue was $110.9 million, an increase of five percent year-over-year.
  Non-GAAP adjusted EBITDA for the fourth quarter was $11.8 million, or 43 percent of revenue. Full year 2008 non-GAAP adjusted EBITDA was $48.3 million, or 44 percent of revenue.
  Cash flow from operations was $6 million for the fourth quarter and $30.5 million for the full year 2008, an increase of 12 percent compared to the full year 2007. Cash balance as of Dec. 31, 2008, was $31.9 million.

“Our fourth quarter results were a solid finish to 2008. Going into 2009, the economic environment has become more challenging. However, we believe we are well positioned to manage through the uncertainty based on our market leading position and business model, which is characterized by strong non-GAAP adjusted EBITDA margins and cash flow generation,” said Doug Shaw, president and chief executive officer. “Looking forward, we will continue to focus on our long-term growth initiatives, including expanding in key geographies, enhancing our OEM solutions, particularly for mobile devices, and bringing new products to Creative Professional customers.”

Scott Landers, senior vice president and chief financial officer, said, “We were able to achieve non-GAAP adjusted EBITDA margins of approximately 44 percent and generated $30.5 million in cash flow from operations for the full year 2008, reflecting the strength of our business model. Overall, we are pleased with our 2008 results and will continue to focus on driving non-GAAP adjusted EBITDA and free cash flow in 2009.”

Fourth quarter operating results

Revenue for the fourth quarter of 2008 was $27.4 million, down one percent compared to $27.5 million in the fourth quarter of 2007. OEM revenue for the quarter was $20.1 million, increasing five percent year-over-year. Creative Professional revenue for the quarter was $7.3 million, decreasing 14 percent from the fourth quarter of 2007.

Net income for the fourth quarter of 2008 was $4.1 million, compared to $4.0 million in the prior year period. Earnings per diluted share for the fourth quarter of 2008 were $0.12, compared to earnings per diluted share of $0.11 in the fourth quarter of 2007.

In the fourth quarter of 2008, non-GAAP adjusted EBITDA was $11.8 million, down 12 percent compared to $13.5 million in the fourth quarter of last year. Fourth quarter non-GAAP adjusted EBITDA included approximately $1.2 million of net expense related to an intercompany note, currency swap and an interest rate swap on the company’s debt, the majority of which was non-cash, in addition to approximately $700,000 in severance charges related to the company’s November 2008 restructuring.

Full year 2008 operating results

Revenue for the full year 2008 was $110.9 million, an increase of five percent compared to $105.2 million in the full year 2007. OEM revenues were $77.8 million, increasing seven percent year-over-year. Creative Professional revenues were $33.1 million, increasing two percent year-over-year.

Net income for the full year 2008 was $15.4 million, compared to net income of $9.1 million for the prior year. Earnings per diluted share for the full year 2008 were $0.44 compared to a loss per diluted share of $1.55 in the full year 2007. The full year 2007 included a $34.1 million reduction to net income available to common stockholders for accretion of convertible redeemable preferred stock. All convertible redeemable preferred stock was converted to common and redeemable preferred stock, and the redeemable preferred stock was redeemed in connection with the company's initial public offering in July 2007.

For the full year 2008, non-GAAP adjusted EBITDA was $48.3 million, up two percent over non-GAAP adjusted EBITDA of $47.3 million for the full year 2007. Full year non-GAAP adjusted EBITDA included $1.2 million of expense related to Monotype Imaging’s 2008 secondary offering, a net loss of approximately $500,000 on an intercompany note, currency swap and an interest rate swap related to the company’s debt, the majority of which was non-cash, and approximately $700,000 in severance charges related to the company’s November 2008 restructuring.

A reconciliation of GAAP net income to non-GAAP adjusted EBITDA for the three and 12 months ended Dec. 31, 2008 and 2007 is provided in the financial tables that accompany this release.

Cash, cash flow and debt balances

Monotype Imaging had cash and cash equivalents of $31.9 million as of Dec. 31, 2008, an increase from $19.6 million at the end of the prior year. The company's outstanding debt was $113.6 million as of Dec. 31, 2008, a decrease from $131.4 million at the end of the prior year. During the full year 2008, Monotype Imaging generated $30.5 million of cash from operations, which enabled the company to grow its cash balance by $12.4 million while at the same time reduce its outstanding debt by $17.8 million.

Conference call details

Monotype Imaging will host a conference call on Tuesday, March 3, 2009 at 8:30 a.m. EST to discuss the company's fourth quarter and full year 2008 results and business outlook for 2009. Individuals who are interested in listening to the audio webcast should log on to the "Investor Relations" portion of the "About Us" section of Monotype Imaging's Web site at www.monotypeimaging.com. The live call can be accessed by dialing (800) 762-8779 (domestic) or (480) 248-5081 (international) using passcode 4001244. The audio webcast will also be archived on the company's Web site.

Non-GAAP financial measures

This press release contains non-GAAP financial measures under the rules of the U.S. Securities and Exchange Commission. This non-GAAP information supplements and is not intended to represent a measure of performance in accordance with disclosures required by generally accepted accounting principles. The reconciliation to net income for the three months and 12 months ended Dec. 31, 2008 and 2007 are in the tables attached to this press release. Non-GAAP financial measures are used internally to manage the business, such as in establishing an annual operating budget and in reporting to lenders. Non-GAAP financial measures are used by Monotype Imaging management in its operating and financial decision-making because management believes these measures reflect ongoing business in a manner that allows meaningful period-to-period comparisons. Accordingly, Monotype Imaging believes it is useful for investors and others to review both GAAP and non-GAAP measures in order to (a) understand and evaluate current operating performance and future prospects in the same manner as management does and (b) compare in a consistent manner the company's current financial results with past financial results. The primary limitations associated with the use of non-GAAP financial measures are that these measures may not be directly comparable to the amounts reported by other companies and they do not include all items of income and expense that affect operations. Monotype Imaging management compensates for these limitations by considering the company's financial results and outlook as determined in accordance with GAAP and by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures in this press release.

Forward-looking statements

This press release may contain forward-looking statements including those related to future revenues and operating results, the growth of the company's OEM business and Creative Professional business, the execution of the company's growth strategy and anticipated business momentum that involve risks and uncertainties that could cause the company's actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: risks associated with changes in the economic climate, including decreased demand for fonts or products that incorporate the company's text imaging solutions; risks associated with changes in the financial markets, including the availability of credit; risks associated with increased competition, which may result in the company losing customers or force it to reduce prices; risks associated with the development and market acceptance of new products or product features; risks associated with the company's ability to adapt its products to new markets and to anticipate and quickly respond to evolving technologies and customer requirements; and risks associated with the ownership and enforcement of the company's intellectual property. Additional disclosure regarding these and other risks faced by the company is available in the company's public filings with the Securities and Exchange Commission, including the risk factors included in the company's Annual Report on Form 10-K for the year ended Dec. 31, 2007, as amended, and subsequent filings. The financial information set forth in this press release reflects estimates based on information available at this time. These amounts could differ from actual reported amounts stated in the company's Annual Report on Form 10-K for the year ended Dec. 31, 2008. While Monotype Imaging may elect to update forward-looking statements at some point in the future, the company specifically disclaims any obligation to do so, even if an estimate changes.

About Monotype Imaging

Monotype Imaging is a global provider of text imaging solutions for manufacturers and developers of consumer electronics devices including laser printers, copiers, mobile phones, digital televisions, set-top boxes, digital cameras and software applications and operating systems. The company also provides printer drivers and color imaging technologies to OEMs (original equipment manufacturers). Monotype Imaging technologies are combined with access to more than 10,000 typefaces from the Monotype®, Linotype® and ITC® typeface libraries - home to some of the world's most widely used designs, including the Times New Roman®, Helvetica® and ITC Franklin Gothic™ typefaces. Fonts are licensed to creative and business professionals through custom font design services, direct sales or e-commerce portals. Monotype Imaging offers fonts and industry-standard solutions that support all of the world's major languages. The company is based in Woburn, Mass., with regional offices in the U.K., Germany (Linotype), Mt. Prospect, Ill., Redwood City, Calif., Boulder, Colo., Japan, China and Korea. Information about Monotype Imaging and its products can be found at www.monotypeimaging.com, www.fonts.com, www.linotype.com, www.monotypefonts.com, www.itcfonts.com, www.customfonts.com, www.fontwise.com, www.fonts.hk, www.faces.co.uk and www.fontexplorerx.com.

Monotype is a trademark of Monotype Imaging Inc. registered in the U.S. Patent and Trademark Office and may be registered in certain jurisdictions. Times New Roman is a trademark of The Monotype Corp. registered in the U.S. Patent and Trademark Office and may be registered in certain jurisdictions. Linotype is a trademark of Linotype GmbH registered in the U.S. Patent and Trademark Office and may be registered in certain jurisdictions. Helvetica is a trademark of Linotype Corp. registered in the U.S. Patent and Trademark Office and may be registered in certain jurisdictions in the name of Linotype Corp. or its licensee Linotype GmbH. ITC is a trademark of International Typeface Corp. registered in the U.S. Patent and Trademark Office and may be registered in certain jurisdictions. ITC Franklin Gothic is a trademark of International Typeface Corp. and may be registered in certain jurisdictions. All other trademarks are the property of their respective owners. ©2009 Monotype Imaging Holdings Inc. All rights reserved.

MONOTYPE IMAGING HOLDINGS INC. CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited and in thousands)

	December 31,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$31,941	$19,584
Accounts receivable, net	6,010	4,459
Income tax refunds receivable	—	1,391
Deferred income taxes	1,637	1,506
Prepaid expense and other current assets	1,603	1,156

Total current assets	41,191	28,096
Property, plant and equipment, net	2,093	2,290
Goodwill	138,898	141,346
Intangible assets, net	91,416	102,446
Other assets	3,823	2,168

Total assets	$277,421	$276,346

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$646	$1,845
Accrued expenses and other current liabilities	12,443	13,116
Accrued income taxes	1,700	2,687
Deferred revenue	5,669	4,652
Current portion of long-term debt	17,769	18,582

Total current liabilities	38,227	40,882
Long-term debt, less current portion	95,827	112,818
Other long-term liabilities	1,064	486
Deferred income taxes	17,165	15,567
Reserve for income taxes, net of current portion	1,343	1,387
Accrued pension benefits	2,959	3,199
Stockholders’ equity:
Common stock	35	34
Additional paid-in capital	142,676	138,219
Treasury stock	(86)	(41)
Accumulated deficit	(23,445)	(38,826)
Accumulated other comprehensive income	1,656	2,621

Total stockholders’ equity	120,836	102,007

Total liabilities and stockholders’ equity	$277,421	$276,346

MONOTYPE IMAGING HOLDINGS INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited) (in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
Revenue	$27,369	$27,514	$110,861	$105,152

Cost of revenue	1,702	1,736	9,101	8,705
Cost of revenue—amortization of acquired technology	844	844	3,392	3,376
Marketing and selling	5,715	5,374	22,911	19,206
Research and development	3,478	4,862	14,867	18,837
General and administrative	4,531	4,314	19,882	15,605
Amortization of other intangible assets	1,382	1,803	6,924	7,162

Total costs and expenses	17,652	18,933	77,077	72,891

Income from operations	9,717	8,581	33,784	32,261

Other expense:
Interest expense	1,853	3,106	8,197	17,759
Interest income	(10)	(83)	(120)	(205)
Loss on extinguishment of debt	—	—	—	2,958
Other expense (income), net	1,295	(953)	556	(2,147)

Total other expense	3,138	2,070	8,633	18,365

Income before provision for income taxes	6,579	6,511	25,151	13,896

Provision for income taxes	2,501	2,536	9,770	4,832

Net income	$4,078	$3,975	$15,381	$9,064

Net income (loss) available to common stockholders (1)	$4,078	$3,975	$15,381	$(25,022)

Income (loss) per common share:
Basic	$0.12	$0.12	$0.45	$(1.55)
Diluted	$0.12	$0.11	$0.44	$(1.55)
Weighted average number of shares:
Basic	34,122,996	33,298,065	33,818,508	16,174,165
Diluted	35,088,430	35,460,824	35,304,794	16,174,165

(1) Net income (loss) available to common stockholders represents net income reduced by accretion of redeemable preferred stock. Upon redemption of the redeemable preferred stock in July 2007, accretion ceased. For the period January 1, 2007 – July 25, 2007, accretion was $34,086.

MONOTYPE IMAGING HOLDINGS INC. OTHER INFORMATION (Unaudited and in thousands)

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP ADJUSTED EBITDA

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
Net income	$4,078	$3,975	$15,381	$9,064
Provision for income taxes	2,501	2,536	9,770	4,832
Interest expense, net	1,843	3,023	8,077	17,554
Depreciation and amortization	2,493	2,938	11,441	11,567

EBITDA	$10,915	$12,472	$44,669	$43,017
Share based compensation	893	986	3,634	4,257

Adjusted EBITDA	$11,808	$13,458	$48,303	$47,274

OTHER INFORMATION

Share based compensation is comprised of the following:

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
Marketing and selling	$359	$161	$1,141	$476
Research and development	20	568	717	2,875
General and administrative	514	257	1,776	906

Total share based compensation	$893	$986	$3,634	$4,257

MONOTYPE IMAGING HOLDINGS INC. SUPPLEMENTAL FINANCIAL INFORMATION (Unaudited and in thousands)

Expenses related to the securities offering are presented below:

	Three Months Ended December 31,	Year Ended December 31,
	2008	2008
Marketing and selling	$—	$—
Research and development	—	—
General and administrative	15	1,188

Total expenses related to the securities offering	15	1,188
Tax provision	—	—

Total expenses related to the securities offering, after tax provision	$15	$1,188

Decrease to diluted earnings per share	$—	$(0.03)

Loss (gain) related to the intercompany note and currency swap instrument is presented below:

	Three Months Ended December 31,	Year Ended December 31,
	2008	2008
Loss on foreign exchange related to intercompany note	$262	$1,108
Gain on derivatives related to currency swap	(433)	(1,949)

Total gain related to the intercompany note and swap instrument	(171)	(841)
Tax provision	(65)	(327)

Total gain related to the intercompany note and swap instrument, after tax provision	$(106)	$(514)

Increase to diluted earnings per share	$—	$0.01

MONOTYPE IMAGING HOLDINGS INC. SUPPLEMENTAL FINANCIAL INFORMATION (Unaudited and in thousands)

Loss related to the interest rate swap instrument is presented below:

	Three Months Ended December 31,	Year Ended December 31,
	2008	2008
Loss on the interest rate swap	$1,325	$1,325
Tax provision	(504)	(515)

Loss related to the interest rate swap instrument, after tax provision	$821	$810

Decrease to diluted earnings per share	$(0.02)	$(0.02)

MONOTYPE IMAGING HOLDINGS INC. MARKET INFORMATION (Unaudited and in thousands)

The following table presents revenue for Monotype Imaging's two major markets:

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
OEM	$20,073	$19,051	$77,810	$72,612
Creative Professional	7,296	8,463	33,051	32,540

Total	$27,369	$27,514	$110,861	$105,152

CONTACT:
Investor Relations:
ICR
Staci Mortenson, 781-970-6199
ir@monotypeimaging.com